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                                                                     EXHIBIT (J)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants we hereby consent to the incorporation by reference in this Post Effective Amendment No. 46 Form N-1A filing of M.S.B. Fund, Inc. of our auditors' report on the financial statements of M.S.B. Fund, Inc. dated February 4, 2002 and to all references to our Firm included in or made a part of this Post Effective Amendment No. 46 Form N-1A.






/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Columbus, Ohio,
  April 26, 2002